PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
     (In Thousands Except Per Share Amounts)


                                         12 Weeks Ended
                                      ---------------------
                                       July 22,     July 23,
                                         1995         1994
                                      ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares                  $  2,252     $  1,632
                                      =========    =========

Shares:

  Weighted average number of
    common shares outstanding           17,166       17,002

  Shares issuable under employee
    stock plans - weighted average          13            3

  Dilutive effect of exercise of
    certain stock options                   54         ---

  Less:  Treasury stock - weighted
    average                             (3,303)      (2,663)
                                      ---------    ---------

  Weighted average number of common
    and common equivalent shares
    outstanding                         13,930       14,342
                                      =========    =========

Earnings (loss) per common and
    common equivalent shares          $   0.16     $   0.11
                                      =========    =========

PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
     (In Thousands Except Per Share Amounts)


                                         24 Weeks Ended
                                      ---------------------
                                       July 22,     July 23,
                                         1995         1994
                                      ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares                  $  1,577     $   (856)
                                      =========    =========

Shares:

  Weighted average number of
    common shares outstanding           17,166       17,002

  Shares issuable under employee
    stock plans - weighted average          24           10

  Dilutive effect of exercise of
    certain stock options                   27         ---

  Less:  Treasury stock - weighted
    average                             (3,303)      (2,550)
                                      ---------    ---------

  Weighted average number of common
    and common equivalent shares
    outstanding                         13,914       14,462
                                      =========    =========

Earnings (loss) per common and
    common equivalent shares          $   0.11     $  (0.06)
                                      =========    =========